Supplemental Analyst Package 4Q 2015 February 22, 2015

Table of Contents Financial Highlights 1 Consolidated Balance Sheets 2 Consolidated Statements of Comprehensive Income 3 Consolidated Statements of Funds from Operations 4 Wholly-Owned Properties Results of Operations 5 Same Store Wholly-Owned Properties Operating Expenses 6 Seasonality of Operations 7 2016 / 2017 Leasing Status 9 Investment Update 10 Owned Development Update 11 Third-Party Development Update 12 Management Services Update 13 Capital Structure 14 Interest Coverage 15 Capital Allocation – Long Term Funding Plan 16 2016 Outlook - Summary 17 2016 Outlook – Detail 18 Detail of Same Store Groupings 19 Definitions 20 Investor Information 22

Financial Highlights

($ in thousands, except share and per share data)

Operating Data	Three Months Ended December 31,				Year Ended December 31,			
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Total revenues	$ 202,198	$ 196,819	$ 5,379	2.7%	$ 753,381	$ 733,915	$ 19,466	2.7%
Operating income	53,725	52,704	1,021	1.9%	156,904	154,986	1,918	1.2%
Net income attributable to ACC[1]	28,359	26,850	1,509	5.6%	115,991	62,839	53,152	84.6%
Net income per share - basic	0.25	0.25			1.03	0.59		
Net income per share - diluted	0.25	0.25			1.02	0.58		
Funds From Operations ("FFO")	82,626	78,135	4,491	5.7%	271,381	259,230	12,151	4.7%
FFO per share—diluted	0.72	0.73	(0.01)	-1.4%	2.38	2.42	(0.04)	-1.7%
Funds From Operations - Modified ("FFOM")[2]	79,113	75,751	3,362	4.4%	269,259	255,071	14,188	5.6%
FFOM per share—diluted[2]	0.69	0.71	(0.02)	-2.8%	2.36	2.38	(0.02)	-0.8%

Market Capitalization and Unsecured Notes Covenants[3]	December 31, 2015	December 31, 2014
Debt to total market capitalization	38.2%	39.3%
Net debt to EBITDA	7.4x	7.6x
Unencumbered asset value to total asset value	71.3%	64.8%
Total debt to total asset value	42.8%	44.4%
Secured debt to total asset value	15.4%	19.4%
Unencumbered asset value to unsecured debt	260.5%	259.2%
Interest coverage[4]	3.7x	3.3x

1. Excluding net gains from property dispositions and impairment charges, net loss attributable to ACC for the three months ended December 31, 2015 and 2014 would have been $28.4 million and $27.2 million, respectively. Excluding net gains from property dispositions, impairment charges and losses from the early extinguishment of debt, net income attributable to ACC for the years ended December 31, 2015 and 2014 would have been $65.1 million and $62.8 million, respectively.
2. Starting in 2015, the Company began reflecting the add-back of property acquisition costs as an adjustment when calculating FFOM. FFOM for the three months and year ended December 31, 2014 has been adjusted accordingly in order to reflect comparable results for the periods presented.
3. Refer to the definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.
4. Refer to calculation on page 15.

1

Consolidated Balance Sheets ($ in thousands) December 31, 2015 December 31, 2014 (unaudited) Assets Investments in real estate: Wholly-owned properties, net 5,522,271$ 5,308,707$ Wholly-owned properties held for sale 55,354 131,014 On-campus participating properties, net 90,129 94,128 Investments in real estate, net 5,667,754 5,533,849 Cash and cash equivalents 16,659 25,062 Restricted cash 33,675 31,937 Student contracts receivable, net 18,475 10,145 Other assets 1 289,384 233,755 Total assets 6,025,947$ 5,834,748$ Liabilities and equity Liabilities: Secured mortgage, construction and bond debt 1,101,325$ 1,331,914$ Unsecured notes 1,197,755 798,305 Unsecured term loans 600,000 600,000 Unsecured revolving credit facility 68,900 242,500 Accounts payable and accrued expenses 71,988 70,629 Other liabilities 2 144,811 121,645 Total liabilities 3,184,779 3,164,993 Redeemable noncontrolling interests 59,511 54,472 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,124 1,072 Additional paid in capital 3,325,806 3,102,540 Treasury stock (403) - Accumulated earnings and dividends (550,501) (487,986) Accumulated other comprehensive loss (5,830) (6,072) 2,770,196 2,609,554 Noncontrolling interests - partially owned properties 11,461 5,729 Total equity 2,781,657 2,615,283 Total liabilities and equity 6,025,947$ 5,834,748$ Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 1. As of December 31, 2015, other assets include approximately $24.0 million related to net deferred financing costs and the net value of in-place leases. 2. As of December 31, 2015, other liabilities include approximately $71.7 million in deferred revenue and fee income. 2

Consolidated Statements of Comprehensive Income

($ in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,		
	2015	2014	$ Change	2015	2014	$ Change
	(unaudited)			(unaudited)		
Revenues						
Wholly-owned properties	$ 187,268	$ 183,760	$ 3,508	$ 704,909	$ 690,582	$ 14,327
On-campus participating properties	10,117	9,825	292	31,586	28,534	3,052
Third-party development services	1,786	394	1,392	4,964	4,018	946
Third-party management services	2,227	1,918	309	8,813	7,669	1,144
Resident services	800	922	(122)	3,109	3,112	(3)
Total revenues	**202,198**	**196,819**	**5,379**	**753,381**	**733,915**	**19,466**
Operating expenses						
Wholly-owned properties	79,164	79,541	(377)	331,836	329,615	2,221
On-campus participating properties	3,270	3,025	245	12,437	11,290	1,147
Third-party development and management services	3,792	3,419	373	14,346	12,008	2,338
General and administrative	5,171	4,724	447	20,838	18,681	2,157
Depreciation and amortization	54,685	51,294	3,391	208,788	197,495	11,293
Ground/facility leases	2,391	2,046	345	8,232	7,397	835
Provision for real estate impairment	-	66	(66)	-	2,443	(2,443)
Total operating expenses	**148,473**	**144,115**	**4,358**	**596,477**	**578,929**	**17,548**
Operating income	**53,725**	**52,704**	**1,021**	**156,904**	**154,986**	**1,918**
Nonoperating income and (expenses)						
Interest income	1,125	1,045	80	4,421	4,168	253
Interest expense	(24,162)	(24,489)	327	(87,789)	(90,362)	2,573
Amortization of deferred financing costs	(1,518)	(1,415)	(103)	(5,550)	(5,918)	368
(Loss) gain from disposition of real estate[1]	-	(301)	301	52,699	(368)	53,067
Loss from early extinguishment of debt	-	-	-	(1,770)	-	(1,770)
Other nonoperating income	-	186	(186)	388	186	202
Total nonoperating expenses	**(24,555)**	**(24,974)**	**419**	**(37,601)**	**(92,294)**	**54,693**
Income before income taxes and discontinued operations	29,170	27,730	1,440	119,303	62,692	56,611
Income tax provision	(310)	(439)	129	(1,242)	(1,308)	66
Income from continuing operations	**28,860**	**27,291**	**1,569**	**118,061**	**61,384**	**56,677**
Discontinued operations[2]						
Loss attributable to discontinued operations	-	-	-	-	(123)	123
Gain from disposition of real estate	-	-	-	-	2,843	(2,843)
Total discontinued operations	**-**	**-**	**-**	**-**	**2,720**	**(2,720)**
Net income	**28,860**	**27,291**	**1,569**	**118,061**	**64,104**	**53,957**
Net income attributable to noncontrolling interests	(501)	(441)	(60)	(2,070)	(1,265)	(805)
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ 28,359**	**$ 26,850**	**$ 1,509**	**$ 115,991**	**$ 62,839**	**$ 53,152**
Other comprehensive income (loss)						
Change in fair value of interest rate swaps and other	2,907	(1,062)	3,969	464	(4,859)	5,323
Comprehensive income	**$ 31,266**	**$ 25,788**	**$ 5,478**	**$ 116,455**	**$ 57,980**	**$ 58,475**
Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic	**$ 0.25**	**$ 0.25**		**$ 1.03**	**$ 0.59**	
Diluted	**$ 0.25**	**$ 0.25**		**$ 1.02**	**$ 0.58**	
Weighted-average common shares outstanding						
Basic	**112,343,835**	**105,414,388**		**111,987,361**	**105,032,155**	
Diluted	**113,001,039**	**106,024,960**		**114,032,222**	**105,711,420**	

1. Represents net gains and losses from the sale of wholly-owned properties. Due to a recent change in accounting guidance, disposals of individual operating properties or portfolios that do not represent a strategic shift in the Company's operations will no longer qualify as discontinued operations and will be classified within income from continuing operations.
2. The operations for any properties sold during 2014 that were classified as held for sale as of December 31, 2013 are not subject to the new accounting guidance for discontinued operations and have been presented in discontinued operations.

3

Consolidated Statements of Funds from Operations

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,		
	2015	2014	$ Change	2015	2014	$ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 28,359	$ 26,850	$ 1,509	$ 115,991	$ 62,839	$ 53,152
Noncontrolling interests	501	441	60	2,070	1,265	805
Loss (gain) from disposition of real estate	-	301	(301)	(52,699)	(2,475)	(50,224)
Elimination of provision for real estate impairment[1]	-	66	(66)	-	2,443	(2,443)
Real estate related depreciation and amortization	53,766	50,477	3,289	206,019	195,158	10,861
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	**82,626**	**78,135**	**4,491**	**271,381**	**259,230**	**12,151**
Elimination of operations of on-campus participating properties						
Net income from on-campus participating properties	(3,030)	(2,691)	(339)	(4,236)	(3,933)	(303)
Amortization of investment in on-campus participating properties	(1,803)	(1,700)	(103)	(7,034)	(5,688)	(1,346)
	77,793	73,744	4,049	260,111	249,609	10,502
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cash flow[2]	853	854	(1)	3,118	2,721	397
Management fees	467	448	19	1,424	1,289	135
On-campus participating properties development fees[3]	-	-	-	-	1,070	(1,070)
Impact of on-campus participating properties	1,320	1,302	18	4,542	5,080	(538)
Property acquisition costs[4]	-	705	(705)	2,836	705	2,131
Impact of University Walk (pre-sale arrangement)[5]	-	-	-	-	(323)	323
Elimination of loss from early extinguishment of debt[6]	-	-	-	1,770	-	1,770
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders[4]	**$ 79,113**	**$ 75,751**	**$ 3,362**	**$ 269,259**	**$ 255,071**	**$ 14,188**
FFO per share - diluted	**$ 0.72**	**$ 0.73**		**$ 2.38**	**$ 2.42**	
FFOM per share - diluted[4]	**$ 0.69**	**$ 0.71**		**$ 2.36**	**$ 2.38**	
Weighted average common shares outstanding - diluted	**114,513,960**	**107,319,712**		**114,141,997**	**107,036,208**	

1. Represents an impairment charge recorded for The Enclave, a property that was sold in September 2014, and a land parcel donated to a municipality in October 2014.
2. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents actual cash received for the year-to-date periods and amounts accrued for the interim periods, which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page 3).
3. Represents development and construction management fees related to the West Virginia University on-campus participating property, which completed construction in August 2014.
4. Starting in 2015, the Company began reflecting the add-back of property acquisition costs as an adjustment when calculating FFOM. FFOM for the three months and year ended December 31, 2014 has been adjusted accordingly in order to reflect comparable results for the periods presented.
5. University Walk is a property that was subject to a pre-sale arrangement and was purchased in February 2015. The property was consolidated for financial reporting purposes prior to its acquisition. However, as we did not benefit from the net cash flow from operations prior to our purchase, we have excluded the operations of this property from FFOM in 2014.
6. Represents losses associated with the early pay-off of mortgage loans for four properties sold during the twelve months ended December 31, 2015. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP. However, we view the losses from early extinguishment of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that adjusting FFOM to exclude these losses more appropriately reflects the results of our operations exclusive of the impact of our disposition transactions.

4

Wholly-Owned Properties Results of Operations[1]

($ in thousands)

	Three Months Ended December 31,				Year Ended December 31,			
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Wholly-owned properties revenues								
Same store properties	$ 160,588	$ 155,992	$ 4,596	2.9%	$ 616,526	$ 597,018	$ 19,508	3.3%
New properties	27,480	11,624	15,856		73,453	26,696	46,757	
Sold properties[1,2]	-	17,066	(17,066)		18,039	69,980	(51,941)	
Total revenues[3]	**$ 188,068**	**$ 184,682**	**$ 3,386**	**1.8%**	**$ 708,018**	**$ 693,694**	**$ 14,324**	**2.1%**
Wholly-owned properties operating expenses								
Same store properties[4]	$ 68,172	$ 66,869	$ 1,303	1.9%	$ 287,740	$ 282,311	$ 5,429	1.9%
New properties	10,992	4,677	6,315		34,959	11,872	23,087	
Sold properties[1,2]	-	7,995	(7,995)		9,137	35,432	(26,295)	
Total operating expenses	**$ 79,164**	**$ 79,541**	**$ (377)**	**-0.5%**	**$ 331,836**	**$ 329,615**	**$ 2,221**	**0.7%**
Wholly-owned properties net operating income								
Same store properties	$ 92,416	$ 89,123	$ 3,293	3.7%	$ 328,786	$ 314,707	$ 14,079	4.5%
New properties	16,488	6,947	9,541		38,494	14,824	23,670	
Sold properties[1,2]	-	9,071	(9,071)		8,902	34,548	(25,646)	
Total net operating income	**$ 108,904**	**$ 105,141**	**$ 3,763**	**3.6%**	**$ 376,182**	**$ 364,079**	**$ 12,103**	**3.3%**

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2015 and 2014, and which are not conducting or planning to conduct substantial development or redevelopment activities. Refer to page 19 for detail of our same store groupings.

1. Excludes Hawks Landing, a property that was sold in February 2014 which is classified within discontinued operations on the accompanying consolidated statements of comprehensive income.
2. Includes The Enclave, a property that was sold in September 2014, along with 20 properties sold during the year ended December 31, 2015 which are disclosed on page 10.
3. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
4. See page 6 for detail of same store operating expenses.

5

Same Store Wholly-Owned Properties Operating Expenses

($ in thousands, except per bed amounts)

Three Months Ended December 31,	2015 Total	2015 Per Bed	2015 % Change From Prior Year	2015 % of Total Operating Expenses	2014 Total	2014 Per Bed	2014 % of Total Operating Expenses
Utilities[1]	$ 16,501	$ 215	1.2%	24%	$ 16,310	$ 212	25%
General & administrative and other[2]	15,330	199	2.4%	22%	14,965	195	22%
Property taxes	14,206	185	0.1%	21%	14,189	185	21%
Payroll[3]	13,501	176	2.0%	20%	13,235	172	20%
Repairs and maintenance[4]	4,567	59	9.9%	7%	4,154	54	6%
Marketing[5]	2,510	33	9.9%	4%	2,284	30	3%
Insurance	1,557	20	-10.1%	2%	1,732	22	3%
Total same store wholly-owned operating expenses	$ 68,172	$ 887	1.9%	100%	$ 66,869	$ 870	100%
Weighted average same store wholly-owned beds	76,874						

Year Ended December 31,	2015 Total	2015 Per Bed	2015 % Change From Prior Year	2015 % of Total Operating Expenses	2014 Total	2014 Per Bed	2014 % of Total Operating Expenses
Utilities[1]	$ 64,914	$ 844	0.4%	23%	$ 64,656	$ 841	23%
General & administrative and other[2]	61,253	797	2.8%	21%	59,588	775	21%
Property taxes	58,258	758	3.1%	20%	56,528	735	20%
Payroll[3]	57,538	748	3.5%	20%	55,584	723	20%
Repairs and maintenance[4]	29,348	382	6.6%	10%	27,520	358	10%
Marketing[5]	10,051	131	-11.9%	4%	11,405	148	4%
Insurance	6,378	83	-9.3%	2%	7,030	92	2%
Total same store wholly-owned operating expenses	$ 287,740	$ 3,743	1.9%	100%	$ 282,311	$ 3,672	100%
Weighted average same store wholly-owned beds	76,874						

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2015 and 2014, and which are not conducting or planning to conduct substantial development or redevelopment activities. Refer to page 19 for detail of our same store groupings.

1. Represents gross expenses prior to any recoveries from tenants, which are reflected in wholly-owned properties revenues.
2. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses.
3. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
4. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process. Excluding $0.7 million of costs incurred related to one-time occurrences at three properties during the year ended December 31, 2015, this expense category would have increased by 4.1% as compared to the year ended December 31, 2014.
5. Includes costs related to property marketing campaigns associated with our annual leasing efforts. The increase in the three months ended December 31, 2015 as compared to the three months ended December 31, 2014 is primarily related to our rebranding initiative and the timing of sports marketing agreements entered into at select properties. The decrease over the prior year is due to the continued strategic refinement of our marketing activities to yield optimal efficiency and effectiveness.

6

Seasonality of Operations[1]

($ in thousands, except per bed amounts)

	Three Months Ended					
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Total/Weighted Average-Last 12 Months
2015 same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 644	$ 643	$ 629	$ 651	$ 661	$ 646
Other income per occupied bed per month[1]	48	49	58	73	51	58
Total revenue per occupied bed	**$ 692**	**$ 692**	**$ 687**	**$ 724**	**$ 712**	**$ 704**
Average number of owned beds	76,849	76,874 [2]	76,874	76,874	76,874	76,874
Average physical occupancy for the quarter	97.8%	97.7%	93.0%	91.4%	97.8%	95.0%
Total revenue	$ 155,992	$ 156,024	$ 147,396	$ 152,518	$ 160,588	$ 616,526
Property operating expenses	66,881	67,152	67,153	85,263	68,172	287,740
Net operating income	$ 89,111	$ 88,872	$ 80,243	$ 67,255	$ 92,416	$ 328,786
Operating margin	*57.1%*	*57.0%*	*54.4%*	*44.1%*	*57.5%*	*53.3%*
2015 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 676	$ 687	$ 715	$ 627	$ 748	$ 698
Other income per occupied bed per month[1]	93	66	67	76	72	71
Total revenue per occupied bed	**$ 769**	**$ 753**	**$ 782**	**$ 703**	**$ 820**	**$ 769**
Average number of owned beds	5,189	5,612	7,161	9,446	11,921	8,535
Average physical occupancy for the quarter	97.1%	99.3%	91.0%	90.9%	93.7%	93.3%
Total revenue	$ 11,623	$ 12,580	$ 15,291	$ 18,102	$ 27,480	$ 73,453
Property operating expenses	4,730	5,984	7,204	10,779	10,992	34,959
Net operating income	$ 6,893	$ 6,596	$ 8,087	$ 7,323	$ 16,488	$ 38,494
Operating margin	*59.3%*	*52.4%*	*52.9%*	*40.5%*	*60.0%*	*52.4%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 646	$ 646	$ 636	$ 648	$ 672	$ 651
Other income per occupied bed per month[1]	51	50	59	73	54	59
Total revenue per occupied bed	**$ 697**	**$ 696**	**$ 695**	**$ 721**	**$ 726**	**$ 710**
Average number of owned beds	82,038	82,486	84,035	86,320	88,795	85,409
Average physical occupancy for the quarter	97.7%	97.8%	92.8%	91.3%	97.2%	94.8%
Total revenue	$ 167,615	$ 168,604	$ 162,687	$ 170,620	$ 188,068	$ 689,979
Property operating expenses	71,611	73,136	74,357	96,042	79,164	322,699
Net operating income	$ 96,004	$ 95,468	$ 88,330	$ 74,578	$ 108,904	$ 367,280
Operating margin	*57.3%*	*56.6%*	*54.3%*	*43.7%*	*57.9%*	*53.2%*
Sold properties[3]						
Total revenue	$ 17,067	$ 12,124	$ 5,482	$ 433	$ -	$ 18,039
Property operating expenses	7,930	5,874	2,894	369	-	9,137
Net operating income	$ 9,137	$ 6,250	$ 2,588	$ 64	$ -	$ 8,902

Note: The same store grouping above represents properties owned and/or operating for both of the entire years ended December 31, 2015 and 2014, and which are not conducting or planning to conduct substantial development or redevelopment activities. Refer to page 19 for detail of our same store groupings.

1. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
2. The increase in the average number of beds from the prior quarter is due to 32 beds, which were destroyed by fire in the third quarter 2014 and were rebuilt and available for occupancy in the first quarter of 2015.
3. Includes The Enclave, a property that was sold in September 2014 along with 20 properties sold during the year ended December 31, 2015 which are disclosed on page 10.

7

Seasonality of Operations - Build-up to 2016 Same Store Grouping

($ in thousands, except per bed amounts)

	Three Months Ended				
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Total/Weighted Average - Last 12 Months
2015 same store properties[1]					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 642	$ 629	$ 649	$ 662	$ 646
Other income per occupied bed per month[2]	51	60	76	52	59
Total revenue per occupied bed	**$ 693**	**$ 689**	**$ 725**	**$ 714**	**$ 705**
Average number of owned beds	75,550	75,550	75,550	75,550	75,550
Average physical occupancy for the quarter	97.7%	92.8%	91.2%	97.7%	94.9%
Total revenue	$ 153,555	$ 144,876	$ 149,873	$ 158,051	$ 606,355
Property operating expenses	65,993	65,918	83,663	66,966	282,540
Net operating income	$ 87,562	$ 78,958	$ 66,210	$ 91,085	$ 323,815
Operating margin	*57.0%*	*54.5%*	*44.2%*	*57.6%*	*53.4%*
2016 new same store properties[3]					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 656	$ 660	$ 661	$ 683	$ 666
Other income per occupied bed per month[2]	50	52	59	68	57
Total revenue per occupied bed	**$ 706**	**$ 712**	**$ 720**	**$ 751**	**$ 723**
Average number of owned beds	4,183	4,183	4,183	4,183	4,183
Average physical occupancy for the quarter	99.6%	95.2%	92.9%	99.6%	96.8%
Total revenue	$ 8,821	$ 8,511	$ 8,398	$ 9,383	$ 35,113
Property operating expenses	3,241	3,327	3,917	4,018	14,503
Net operating income	$ 5,580	$ 5,184	$ 4,481	$ 5,365	$ 20,610
Operating margin	*63.3%*	*60.9%*	*53.4%*	*57.2%*	*58.7%*
2016 SAME STORE PROPERTIES					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 643	$ 630	$ 650	$ 663	$ 647
Other income per occupied bed per month[2]	51	60	75	53	59
Total revenue per occupied bed	**$ 694**	**$ 690**	**$ 725**	**$ 716**	**$ 706**
Average number of owned beds	79,733	79,733	79,733	79,733	79,733
Average physical occupancy for the quarter	97.8%	93.0%	91.3%	97.8%	95.0%
Total revenue	$ 162,376	$ 153,387	$ 158,271	$ 167,434	$ 641,468
Property operating expenses	69,234	69,245	87,580	70,984	297,043
Net operating income	$ 93,142	$ 84,142	$ 70,691	$ 96,450	$ 344,425
Operating margin	*57.4%*	*54.9%*	*44.7%*	*57.6%*	*53.7%*

Note: The purpose of the table above is to provide a build-up to the 2016 same store property grouping. Refer to page 19 for detail of our same store groupings.

1. This section presents operating results for the 2015 same store properties from page 7, excluding two properties containing 1,324 beds, which are classified as Held for Sale as of December 31, 2015 and are anticipated to be sold in the first quarter 2016.
2. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
3. Includes the following properties opened or acquired in 2014 that will become part of the same store grouping for 2016: (1) The Standard – acquired in October 2014, (2) Merwick Stanworth Phase I which completed construction and opened for operations in June 2014 and (3) five properties that completed construction and opened for operations in August 2014.

8

2016 / 2017 Leasing Status

Applications + Leases	Current Year: Applications + Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2015 Occupancy[3]
2017 Same Store Wholly-owned Properties						
Final Fall 2015 occupancy of 98% or greater	43,519	62,800	69.3%	71.6%	62,936	99.7%
Final Fall 2015 occupancy between 95% and 98%	5,909	11,105	53.2%	53.6%	11,148	96.8%
Final Fall 2015 occupancy less than 95%	7,187	14,624	49.1%	43.6%	14,711	85.3%
Total 2017 Same Store Wholly-owned Properties	**56,615**	**88,529**	**64.0%**	**64.9%[4]**	**88,795**	**96.9%**
New Wholly-owned Properties[6]	**1,327**	**3,175**	**41.8%**	**n/a**	**3,195**	**n/a**
Total - Wholly-owned Properties	**57,942**	**91,704**	**63.2%**	**64.9%[4]**	**91,990**	**96.9%[4]**

Leases	Current Year: Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2015 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[5]
2017 Same Store Wholly-owned Properties								
Final Fall 2015 occupancy of 98% or greater	40,427	62,800	64.4%	64.8%	62,936	99.7%		
Final Fall 2015 occupancy between 95% and 98%	5,597	11,105	50.4%	48.4%	11,148	96.8%		
Final Fall 2015 occupancy less than 95%	6,489	14,624	44.4%	36.4%	14,711	85.3%		
Total 2017 Same Store Wholly-owned Properties	**52,513**	**88,529**	**59.3%**	**58.3%[4]**	**88,795**	**96.9%**	**3.0%**	**3.0%**
New Wholly-owned Properties[6]	**862**	**3,175**	**27.1%**	**n/a**	**3,195**	**n/a**	**n/a**	**n/a**
Total - Wholly-owned Properties	**53,375**	**91,704**	**58.2%**	**58.3%[4]**	**91,990**	**96.9%[4]**	**3.0%**	**3.0%**

Note: The same store grouping presented above for purposes of disclosing the pre-leasing status for the upcoming 2016/2017 academic year represents properties that will be classified as same store properties in 2017. Refer to page 19 for detail of our same store groupings.

1. As of February 19, 2016 for current year and February 19, 2015 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2015.
4. Properties not owned or under ACC management during the prior year, or properties whose leasing progress is not comparable to the prior year as a result of plans to renovate or redevelop the property, are excluded for purposes of calculating the prior year percentage of rentable beds.
5. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
6. Properties currently under construction with an anticipated delivery date of Fall 2017 are not included because these properties will not begin undertaking leasing activities until Fall 2016.

9

Investment Update

($ in thousands)

ACQUISITIONS

Project	Location	Primary University Served	Units	Beds	Closing Date	Purchase Price	Assumed Mortgage Debt
Park Point	Syracuse, NY	Syracuse University	66	226	February 13, 2015		$ 11,621
1200 West Marshall	Richmond, VA	Virginia Commonwealth University	136	406	March 19, 2015		-
8 1/2 Canal Street	Richmond, VA	Virginia Commonwealth University	160	540	March 19, 2015		-
Vistas San Marcos	San Marcos, TX	Texas State University	255	600	March 27, 2015		-
Crest at Pearl	Austin, TX	University of Texas	141	343	June 17, 2015		-
UP at Metroplex	Binghamton, NY	Binghamton University - SUNY	186	710	June 25, 2015		-
Stadium Centre	Tallahassee, FL	Florida State University	367	710	July 27, 2015		57,800
			1,311	3,535		$ 358,550	$ 69,421

DISPOSITIONS

Project	Location	Primary University Served	Units	Beds	Closing Date	Sales Price	Outstanding Mortgage Debt
The Highlands	Reno, NV	University of Nevada at Reno	216	732	January 22, 2015		$ -
Portfolio Disposition							
The View	Lincoln, NE	University of Nebraska	157	590	January 30, 2015		-
Chapel Ridge	Chapel Hill, NC	University of North Carolina	180	544	January 30, 2015		-
Chapel View	Chapel Hill, NC	University of North Carolina	224	358	January 30, 2015		9,690
The Village at Alafaya Club	Orlando, FL	University of Central Florida	228	839	January 30, 2015		-
University Place	Charlottesville, VA	University of Virginia	144	528	January 30, 2015		-
University Greens	Norman, OK	University of Oklahoma	156	516	January 30, 2015		-
The Outpost - San Marcos	San Marcos, TX	Texas State University	162	486	February 25, 2015		-
University Meadows	Mt. Pleasant, MI	Central Michigan University	184	616	February 26, 2015		9,633
Eagles Trail	Hattiesburg, MS	University of Southern Mississippi	216	792	March 26, 2015		-
Portfolio Disposition							
Lakeside Apartments	Athens, GA	University of Georgia	244	776	May 28, 2015		14,100
The Club	Athens, GA	University of Georgia	120	480	May 28, 2015		-
The Estates	Gainesville, FL	University of Florida	396	1,044	May 28, 2015		-
South View	Harrisonburg, VA	James Madison University	240	960	May 28, 2015		-
Stone Gate	Harrisonburg, VA	James Madison University	168	672	May 28, 2015		-
The Commons	Harrisonburg, VA	James Madison University	132	528	May 28, 2015		4,017
University Heights	Knoxville, TN	University of Tennessee	204	636	May 28, 2015		-
Portfolio Disposition							
The Woods at Greenland	Murfreesboro, TN	Middle Tennessee State University	78	276	July 23, 2015		-
Raiders Crossing	Murfreesboro, TN	Middle Tennessee State University	96	276	July 23, 2015		-
University Gables	Murfreesboro, TN	Middle Tennessee State University	168	648	July 23, 2015		-
			3,713	12,297		$ 436,700	$ 37,440

10

Owned Development Update

($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

						As of December 31, 2015			
Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost[1]	CIP[2]	Land and Other[3]	Total Costs Incurred	Scheduled Completion
Currie Hall	Los Angeles, CA	University of Southern California	ACE	456	$ 52,200	$ 29,297	$ 47	$ 29,344	August 2016
Fairview House	Indianapolis, IN	Butler University	ACE	633	39,600	23,063	-	23,063	August 2016
University Pointe	Louisville, KY	University of Louisville	ACE	531	44,100	19,154	-	19,154	August 2016
Merwick Stanworth Phase II	Princeton, NJ	Princeton University	ACE	379	46,500	16,345	674	17,019	Fall 2016[4]
U Club on 28th	Boulder, CO	University of Colorado	Off-Campus	400	52,200	20,338	9,971	30,309	August 2016
U Club Sunnyside	Morgantown, WV	West Virginia University	Off-Campus	536	46,300	15,309	7,771	23,080	August 2016
		SUBTOTAL - 2016 DELIVERIES		2,935	$ 280,900	$ 123,506	$ 18,463	$ 141,969	
Arizona State Univ. Res. Hall	Tempe, AZ	Arizona State University	ACE	1,594	$ 107,800	$ 9,001	$ -	$ 9,001	August 2017
NAU Phase IV	Flagstaff, AZ	Northern Arizona University	ACE	626	56,600	-	991	991	August 2017
U Centre on Turner	Columbia, MO	University of Missouri	Off-Campus	718	69,100	3,364	14,004	17,368	August 2017
Waco Project	Waco, TX	Baylor University	Off-Campus	700	49,800	-	5,352	5,352	August 2017
21Hundred @ Overton Park	Lubbock, TX	Texas Tech	Off-Campus	1,204	81,600	-	17,996	17,996	August 2017
		SUBTOTAL - 2017 DELIVERIES		4,842	$ 364,900	$ 12,365	$ 38,343	$ 50,708	

PRESALE DEVELOPMENT PROJECT UNDER CONSTRUCTION

						As of December 31, 2015			
Project	Location	Primary University Served	Project Type	Beds	Purchase Price	CIP[2]	Land and Other[3]	Total Costs Incurred	Scheduled Completion
The Court at Stadium Centre[5]	Tallahassee, FL	Florida State University	Off-Campus	260	$ 26,450	$ 12,575	$ 9,552	$ 22,127	May 2016

OWNED DEVELOPMENT PIPELINE[6] [7]

Project	Location	Primary University Served	Project Type	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[1] [8]	Targeted Completion
U Club Binghamton	Binghamton, NY	Binghamton University - SUNY	Off-campus	March 2016	562	$ 53,000	August 2017
Suites at 3rd	Champaign, IL	University of Illinois	Off-campus	Q2 2016	251	25,000	August 2017
Butler University Phase II	Indianapolis, IN	Butler University	ACE	Q3/Q4 2016	633	39,000	Fall 2018
Univ. of California, Berkeley	Berkeley, CA	University of California, Berkeley	ACE	Q4 2016	783	94,000	Fall 2018
Northeastern University	Boston, MA	Northeastern University	ACE	Q1 2017	798	150,000	Fall 2019
Carbondale Development	Carbondale, IL	Southern Illinois University	Off-campus	TBD	650	32,000	TBD
					3,677	$ 393,000	

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. The Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. The total construction in progress ("CIP") balance above excludes $6.5 million related to ongoing renovation projects at operating properties.
3. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
4. This community will serve faculty and staff members of Princeton University and, unlike student housing communities, this property is expected to stabilize in a manner consistent with a multi-family property during the first academic session.
5. In conjunction with the purchase of Stadium Centre in July 2015 (see page 10), we entered into a presale agreement to purchase The Court at Stadium Center, an adjacent property, which will be completed in May 2016. We are obligated to purchase the property as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company is including this property in its consolidated financial statements.
6. Does not include undeveloped land parcels in seven university markets totaling $31.0 million.
7. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
8. Estimated Project Cost includes land and other predevelopment costs of $18.8 million incurred as of December 31, 2015 for owned development pipeline projects.

11

Third-Party Development Update

($ in thousands)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Three Months Ended December 31, $ Change	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, $ Change
Development services revenue[1]	$ 1,786	$ 394	$ 1,392	$ 4,964	$ 4,018	$ 946
% of total revenue	0.9%	0.2%		0.7%	0.5%	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Units	Beds	Total Fees	Fees Earned as of December 31, 2015	Fees Earned in Current Year	Remaining Fees as of December 31, 2015	Scheduled Completion
University of Kansas[2]	Lawrence, KS	University of Kansas	n/a	n/a	$ 500	$ -	$ -	$ 500	Q1 2016
Northeastern Illinois University	Chicago, IL	Northeastern Illinois University	110	440	2,100	1,445	1,445	655	August 2016
Oregon State Univ. Cascades	Bend, OR	Oregon State University	114	340	1,900	1,019	1,019	881	December 2016
			224	780	$ 4,500	$ 2,464	$ 2,464	$ 2,036	

ON-CAMPUS AWARD PIPELINE[3]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Prairie View A&M Univ. Phase VIII	Prairie View, TX	ACE	Q2 2016	Fall 2017	n/a
Louisville Village Site	Louisville, KY	ACE	TBD	Fall 2018	n/a
Momentum Village Phase II	Corpus Christi, TX	Third-party	Q1/Q2 2016	Fall 2017 or Fall 2018	TBD
Arizona State Univ. Apartments	Tempe, AZ	ACE	TBD	Fall 2018	n/a
Virgina Commonwealth University	Richmond, VA	ACE	TBD	Fall 2018 or Fall 2019	n/a

1. Includes $0.5 million earned during the three months ended December 31, 2015 related to our participation in cost savings for the Honors Academic Village project in Toledo, OH that completed construction and opened for operations in August 2015.
2. Under the terms of the predevelopment services agreement, during the first quarter 2016, we earned fees for the performance of various predevelopment activities. This concludes the company's role in this transaction.
3. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.

12

Management Services Update
($ in thousands)

	Three Months Ended December 31, 2015	2014	$ Change	Year Ended December 31, 2015	2014	$ Change
Management services revenue	$ 2,227	$ 1,918	$ 309	$ 8,813	$ 7,669	$ 1,144
% of total revenue	1.1%	1.0%		1.2%	1.0%	

NEW/PENDING MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Approximate Beds	Stabilized Annual Fees[1]	Actual or Anticipated Commencement
The Lofts at Gateway	Toledo, OH	University of Toledo	112	$ 40	February 2015
Donnelly Street Student Housing	Ontario, Canada	University of Windsor	117	20	February 2015
Independence Place	Columbus, GA	Fort Benning (military housing)	555	150	March 2015
Centennial College Student Residence	Toronto, Canada	Centennial College	368	70	May 2015
Lakeside Graduate Community	Princeton, NJ	Princeton University	715	180	June 2015
Honors Academic Village	Toledo, OH	University of Toledo	492	200	August 2015
Momentum Village	Corpus Christi, TX	Texas A&M University - Corpus Christi	482	150	August 2015
MyRez on Lester[2]	Ontario, Canada	University of Waterloo	455	80	September 2015
Conestoga Commons[3]	Ontario, Canada	Conestoga College	1,000	90	December 2015
The Nest	Chicago, IL	Northeastern Illinois University	440	170	August 2016
			4,736	$ 1,150	

DISCONTINUED MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Beds	2015 Fee Contribution Prior to Termination	Discontinued As Of
Heritage Hall	Cleveland, OH	Cleveland State University	156	$ 11	April 2015
Hassayampa Academic Village	Tempe, AZ	Arizona State University	1,950	70	July 2015
Adelphi Commons I	Tempe, AZ	Arizona State University	331	18	July 2015
Adelphi Commons II	Tempe, AZ	Arizona State University	263	14	July 2015
45 Mann	Ottawa, Canada	University of Ottawa	355	18	September 2015
			3,055	$ 131	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. We earned a fee related to the initial lease-up of this property prior to September 2015, at which time we earned the full contracted amount.
3. The stabilized annual fee amount represents an initial operations fee to be earned from December 2015 through August 2016. Subsequent to August 2016, the stabilized annual fee will be $50,000 per year.

13

Capital Structure as of December 31, 2015 ($ in millions, except per share data) Total Debt 1 2,920$ Total Equity Market Value 2 4,730 Total Market Capitalization 7,650$ Debt to Total Market Capitalization 38.2% Net Debt to EBITDA 7.4x Total Asset Value 3 6,829$ Unencumbered Asset Value 4,868$ Unencumbered Asset Value to Total Asset Value 71.3% Requirement Current Ratio Total Debt to Total Asset Value ≤ 60% 42.8% Secured Debt to Total Asset Value ≤ 40% 15.4% Unencumbered Asset Value to Unsecured Debt > 150% 260.5% 2011 Interest Coverage 4 > 1.5x 3.7x 2012 2013 Principal Outstanding Weighted Average Interest Rate Average Term To Maturity 2015 Fixed Rate Mortgage Loans 935$ 5.2% 5 4.1 Yrs 2016 Construction Loan 6 4.6% 8.7 Yrs Unsecured Revolving Credit Facility 6 69 2.0% 2.2 Yrs 2018+ Unsecured Term Loans 7 600 2.1% 1.9 Yrs Un cured Notes 1,200 3.8% 6.9 Yrs On-Campus Participating Properties 110 5.1% 16.0 Yrs Total/Weighted Average 2,920$ 3.9% 5.2 Yrs Variable Rate Debt as % of Total Debt 8 10.9% Market Capitalization & Unsecured Notes Covenants Debt Maturity Schedule $154 $118 $164 $60 $301 $64 $4 $58 $12 $6 $69 $350 $250 $29 $21 $60 $400 $400 $400 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025+ Fixed Rate Mortgage Loans Construction Loans Unsecured Revolving Credit Facility Unsecured Term Loans On-Campus Participating Properties Unsecured Notes Weighted Average Interest Rate Of Debt Maturing Each Year Fixed Rate Mortgage Loans 6.0% 5.8% 4.2% - 5.6% 5.4% 4.1% 7.2% 4.5% 3.7% Total Debt 6.0% 3.2% 3.5% 1.7% 3.6% 5.3% 4.1% 4.0% 4.3% 4.6% Note – refer to the definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page. 1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $50.6 million and the unamortized original issue discount on unsecured notes of $2.2 million. 2. Based on share price of $41.34 and fully diluted share count of 114,426,207 as of December 31, 2015. Assumes conversion of 1,419,405 common and preferred Operating Partnership units and 655,925 unvested restricted stock awards. 3. Excludes accumulated depreciation of $862.0 million and receivables and intangible assets, net of accumulated amortization, of $58.8 million. 4. Refer to page 15 for a calculation of Interest Coverage and a reconciliation to the nearest GAAP measures. 5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.9%. 6. In February 2016, the company repaid the balance of the revolving credit facility in full using proceeds from the issuance of 17.9 million common shares, which closed on February 5, 2016. 7. On January 29, 2016 the company refinanced $150 million of its $350 million unsecured term loan by extending the maturity date for this $150 million portion from 2017 to 2021. In February 2016, the company repaid the $250 million term loan maturing in 2019 using proceeds from the issuance of shares referred to in Note 6. 8. The company’s variable rate debt consists of a $250 million unsecured term loan and the unsecured revolving credit facility. As a result of the transactions described above, all variable debt was repaid in February 2016. 14

Interest Coverage ($ in thousands) 15 March 31, 2015 June 30, 2015 September 30, 2015 December 31, 2015 Last Twelve Months Net income attributable to ACC, Inc. and Subsidiaries common stockholders 70,197$ 15,580$ 1,855$ 28,359$ 115,991$ Net income attributable to noncontrolling interests 1,070 338 161 501 2,070 Interest expense 21,988 20,586 21,053 24,162 87,789 Income tax provision 311 310 311 310 1,242 Depreciation and amortization 50,651 51,578 51,874 54,685 208,788 Amortization of deferred financing costs 1,379 1,338 1,315 1,518 5,550 Share-based compensation 2,061 1,915 1,704 2,481 8,161 Loss from early extinguishment of debt 595 1,175 - - 1,770 Gain from disposition of real estate (44,252) (3,790) (4,657) - (52,699) Other adjustments - - (388) - (388) Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") 104,000$ 89,030$ 73,228$ 112,016$ 378,274$ Pro-forma adjustments to EBITDA 1 12,463 Adjusted EBITDA 390,737$ Interest Expense from consolidated statement of comprehensive income 21,988$ 20,586$ 21,053$ 24,162$ 87,789$ Amortization of mortgage debt premiums/discounts 2,961 2,819 3,106 3,150 12,036 Capitalized interest 2,496 2,943 2,713 1,461 9,613 Change in accrued interest payable (6,253) (718) 1,054 (4,366) (10,283) Cash Interest Expense 21,192$ 25,630$ 27,926$ 24,407$ 99,155$ Pro-forma adjustments to Cash Interest Expense 1 7,241 Adjusted Interest Expense 106,396$ Interest Coverage 3.7x Three Months Ended Note: refer to the definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page. 1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

Capital Allocation – Long Term Funding Plan

($ in millions)

Sources and Uses for Development - As of December 31, 2015

Estimated Development Capital Uses:

	Estimated Project Cost	Total Costs Incurred	**Remaining Capital Needs**
Development Pipeline[1]			
2016 Developments Underway[2]	$ 307	$ 164	$ 143
2017 Developments Underway or Expected to Start in Current Year	443	65	378
2018 Developments Expected to Start in Current Year	133	1	132
Total	$ 883	$ 230	**$ 653**

Estimated Sources:

	Capital Sources
Cash and Cash Equivalents	$ 17
Estimated Cash Flow available for Investment - through 2018[3]	198
Net Proceeds from February 2016 Equity Offering[4]	708
Targeted Asset Dispositions and/or Joint Ventures through 2016[5]	200 - 600
Total	**$1,123 - $1,523**

Selected Credit Metrics[6]

Credit Metric:	**December 31, 2015**	**Pro Forma[7]**
Total Debt to Total Asset Value	42.8%	29.3% - 34.1%
Net Debt to EBITDA	7.4x	4.9x - 5.6x

Note: This analysis demonstrates anticipated funding for the developments currently underway or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions and free cash available for investment.

1. Includes development projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on page 11. Estimated Project Cost for 2017 developments includes two projects not yet under construction: U Club Binghamton ($53.0 million) and Suites at 3rd ($25.0 million). Estimated Project Cost for 2018 developments includes two projects not yet under construction: Butler University Phase II ($39.0 million) and Univ. of California, Berkeley ($94.0 million). If we elect to move forward with additional developments, we would commence construction in future years.
2. Includes $26.5 million for The Court at Stadium Centre pre-sale development.
3. For purposes of analysis, available cash flow is derived from disclosure in our 2014 Form 10-K and is calculated as net cash provided by operating activities of $259.9 million less dividend payments of $158.5 million, less principal payments on debt of $16.0 million, less recurring capital expenditures of $19.4 million. Calculation results in available cash flow for investment in 2014 of $66 million, which is then annualized over the remaining 12 quarters through the end of 2018.
4. Includes the underwriters' over-allotment option and is net of estimated transaction costs of $2.2 million.
5. Refer to page 18 for details on the timing and amount of targeted asset dispositions.
6. Refer to definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.
7. Ratios represent the pro forma impact of dispositions and development deliveries assumed in the Sources and Uses table. Yields for developments range from 6.5% - 7.0% and the capitalization rate range for dispositions and/or joint ventures is consistent with those observed in recent transactions for core (5.0%) and non-core (6.3%) student housing assets. Actual ratios will vary based on the timing of dispositions versus the timing of construction funding. The targeted asset dispositions for 2016, as detailed on page 18, consist entirely of non-core assets.

16

2016 Outlook – Summary1 ($ in thousands, except share and per-share data) 1. The company believes that the financial results for the fiscal year ending December 31, 2016 may be affected by, among other factors: • national and regional economic trends and events; • the timing of acquisitions and/or dispositions; • interest rate risk; • the timing of commencement of construction on owned development projects; • the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects; • university enrollment, funding and policy trends; • the ability of the company to earn third-party management revenues; • the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; • the ability of the company to integrate acquired properties; • the outcome of legal proceedings arising in the normal course of business; and • the success of releasing the company’s owned properties for the 2016-2017 academic year. 17 Low High Net income 90,800$ 101,000$ Noncontrolling interests 900 1,100 Depreciation and amortization 195,700 206,100 Funds from operations ("FFO") 287,400$ 308,200$ Elimination of operations from on-campus participating properties (11,000) (11,400) Modifications to reflect operational performance of on-campus participating properties 3,800 4,400 Funds from operations - modified ("FFOM") 280,200$ 301,200$ Net income per share - diluted 0.69$ 0.77$ FFO per share - diluted 2.19$ 2.35$ FFOM per share - diluted 2.14$ 2.30$ W ight d-average common shares outstanding - diluted 130,950,000 130,950,000

2016 Outlook – Detail

($ in thousands, except share and per share data)

Components of 2016 Property Net Operating Income	Low	High	% Change From 2015
Wholly-owned properties			
2016 same store properties[1]			
Revenue	$ 655,400	$ 659,800	2.2% - 2.9%
Operating expenses	(304,000)	(302,300)	2.3% - 1.8%
Net operating income	351,400	357,500	2.0% - 3.8%
2016 new properties net operating income[1]	52,700	53,200	
2016 Held for Sale properties net operating income[2]	1,100	1,100	
2016 speculative dispositions net operating income[3]	(21,000)	(2,500)	
Total wholly-owned properties net operating income	**$ 384,200**	**$ 409,300**	

2016 Property Net Operating Income Guidance Assumptions	Low	High	Timing
AY 2016/2017 final leasing results - occupancy	96.75%	98.75%	Fall 2016
AY 2016/2017 final leasing results - rental rate	3.25%	2.75%	Fall 2016
Dispositions[3]	$ 600,000	$ 200,000	See note 3
Development Deliveries	$ 280,900	$ 280,900	See page 11
Mezzanine/pre-sale purchases	$ 26,450	$ 26,450	See page 11

Third-party Services	Low	High
Third-party development services revenue	$ 4,200	$ 5,200
Third-party management services revenue[4]	$ 10,800	$ 9,800
Third-party development and mgmt. services expenses	$ 16,500	$ 15,100

Corporate Expenses and Other	Low	High
Net income:		
General and administrative expenses	$ 22,700	$ 22,900
Ground/facility leases expense[5]	$ 6,000	$ 6,000
Interest income	$ 5,300	$ 4,600
Interest expense[6]	$ 70,500	$ 76,000
Capitalized interest	$ 10,700	$ 10,900
Amortization of deferred financing costs	$ 6,200	$ 6,400
Income tax provision	$ 1,400	$ 1,400
FFOM:		
Corporate depreciation	$ 3,500	$ 3,300

1. Refer to page 19 for detail of the 2016 same store and new property groupings.
2. Represents the contribution from two properties (The Edge Orlando and University Village Sacramento) classified as Held for Sale as of December 31, 2015 that are anticipated to be sold in the first quarter 2016.
3. Both the low-end and high-end of the guidance range include $74 million of disposition activity related to the two properties discussed in Note 2. An additional $526 million of dispositions during the second quarter 2016 is also included at the low-end, and an additional $126 million of dispositions during the fourth quarter 2016 is also included at the high-end. Assumes a 6.4% nominal cap rate on dispositions.
4. The low-end of the guidance range assumes, subsequent to their disposition, that we provide third-party management services for a majority of the sold properties assumed in the low-end of the guidance range, as discussed in note 3.
5. Includes ACE properties and excludes on-campus participating properties.
6. Net of capitalized interest and excluding on-campus participating properties. The low-end of the guidance range assumes the extinguishment of $266.0 million of fixed rate mortgage loans (including $55.5 million of mortgage loans scheduled to mature in 2016) with an effective interest rate of 4.37% in connection with the property dispositions assumed at the low-end of the guidance range, as discussed in notes 2 and 3. The high-end of the guidance range assumes the extinguishment of $45.2 million of fixed rate mortgage loans with an effective interest rate of 3.6% in connection with the dispositions assumed at the high-end of the guidance range.

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Detail of Same Store Groupings as of December 31, 2015

	2015 Grouping				2016 Grouping				2017 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2014	129	76,874			127 [1]	75,550 [1]			127 [1]	75,550 [1]		
2014 Acquisition Properties			1	610	1	610			1	610		
2014 Development Deliveries			6	3,573	6	3,573			6	3,573		
2015 Acquisition Properties			7	3,535			7	3,535	7	3,535		
2015 Development Deliveries			4	3,187			4	3,187	4	3,187		
2015 Redevelopment Property			1	1,016			1	1,016	1	1,016		
2016 Development Deliveries			7	3,195			7	3,195			7	3,195
2017 Development Deliveries			2	2,312			2	2,312			2	2,312
Total Wholly-owned Properties	**129**	**76,874**	**28**	**17,428**	**134**	**79,733**	**21**	**13,245**	**146**	**87,471**	**9**	**5,507**

Grand Total # of Wholly-owned Properties (All Groupings)	**157**
Grand Total Wholly-owned Design Beds (All Groupings)	**94,302**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2015: The 2015 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2015 and 2014. This same store grouping is used for purposes of presenting our 2015 same store operating results.

2016: The 2016 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2016 and 2015. This same store grouping will be used for purposes of presenting our 2016 same store operating results.

2017: The 2017 same store grouping represents properties that will be owned and operating for both of the entire calendar years ended December 31, 2017 and 2016. This same store grouping will be used for purposes of presenting our 2017 same store operating results and our same store leasing status updates throughout 2016.

1. Excludes two properties containing 1,324 beds (The Edge Orlando and University Village Sacramento) which are classified as Held for Sale as of December 31, 2015 and are anticipated to be sold in the first quarter 2016.

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Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be wholly-owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non-cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (”FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (”FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, and the elimination of property acquisition costs and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. 20

Definitions GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Same Store Grouping Wholly-owned properties owned and operating for both of the entire annual periods presented, and which are not conducting or planning to conduct substantial development or redevelopment activities. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. 21

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	Chief Operating Officer
Jon Graf	Chief Financial Officer
William Talbot	Chief Investment Officer

Research Coverage

Jeffery Spector / Jana Galan	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-3081	jeff.spector@baml.com / jana.galan@baml.com
Ryan Meliker / Michael Kodesch	Canaccord Genuity	(212) 389-8094 / (212) 389-8095	rmeliker@canaccordgenuity.com / mkodesch@canaccordgenuity.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Vincent Chao / Vlad Rudnytsky	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-6090	vincent.chao@db.com / vlad.rudnytsky@db.com
Steve Sakwa / Gwen Clark	Evercore ISI	(212) 446-9462 / (212) 446-5611	ssakwa@evercoreisi.com / gwen.clark@evercoreisi.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
Dave Bragg / Ryan Burke	Green Street Advisors	(949) 640-8780 / (949) 640-8780	dbragg@greenst.com / rburke@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Emil Shalmiyev	J.P. Morgan Securities	(212) 622-6682 / (212) 622-6615	anthony.paolone@jpmorgan.com / emil.shalmiyev@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@keybanccm.com / awurschmidt@key.com
Drew Babin	Robert W. Baird & Co.	(215) 553-7816	dbabin@rwbaird.com
Alexander Goldfarb / Ryan Peterson	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / rpeterson@sandleroneill.com
Rod Petrik / David Corak	Stifel, Nicolaus & Company, Inc.	(443) 224-1306 / (443) 224-1340	rpetrik@stifel.com / corakd@stifel.com
Ross Nussbaum / Nick Yulico	UBS Investment Research	(212) 713-2484 / (212) 713-3402	ross.nussbaum@ubs.com / nick.yulico@ubs.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
VP, Investor Relations

(512) 732-1000
rdennison@americancampus.com

22

Forward-looking Statements In addition to historical information, this supplemental package contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.